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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63485) pertaining to the 1997 Stock Incentive Plan of Opinion Research Corporation, Registration Statement (Form S-8 No. 333-45412) pertaining to the Employee Stock Purchase Plan of Opinion Research Corporation, Registration Statement (Form S-8 No. 333-46530) pertaining to the Stock Purchase Plan for Non-Employee Directors and Designated Employees and Consultants of Opinion Research Corporation of our report dated February 7, 2002, with respect to the consolidated financial statements and schedule of Opinion Research Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


MetroPark, New Jersey
March 25, 2002